UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 24, 2013

VORNADO REALTY TRUST

(Exact Name of Registrant as Specified in Charter)

Maryland	No. 001-11954	No. 22-1657560
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 001-34482	No. 13-3925979
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 894-7000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 2.06 and 8.01   Material Impairments and Other Events.

Vornado Realty Trust (“Vornado”) announced on December 24, 2013 that it will record its 32.6% share of Toys "R" Us' third quarter financial results in its fourth quarter ending December 31, 2013.  Based on Toys information currently available to Vornado, Vornado’s results will include in its fourth quarter a net loss of $130,851,000, or $0.66 per diluted share, attributable to Toys 2013 third quarter, compared to a net loss of $73,837,000, or $0.37 per diluted share in Vornado’s fourth quarter ending December 31, 2012, attributable to Toys’ 2012 third quarter which includes a $40,000,000 non-cash impairment loss on Vornado’s investment in Toys.

Vornado’s share of Toys’ negative Funds From Operations (“FFO”) before income taxes for the fourth quarter 2013 will be $91,316,000 or $0.46 per diluted share, compared to negative FFO before income taxes and impairment of $49,241,000, or $0.25 per diluted share in the prior year’s quarter.  Vornado’s share of negative FFO after income taxes for the fourth quarter 2013 will be $119,826,000 or $0.60 per diluted share, compared to negative FFO after income taxes of $61,358,000 or $0.31 per diluted share in the prior year’s quarter.  Included in this year’s negative FFO after income taxes is Vornado’s $41,330,000 share of Toys’ non-cash charge for the valuation allowance of certain deferred tax assets.  Included in last year’s negative FFO after income taxes is a $40,000,000 non-cash impairment loss on Vornado’s investment in Toys.  Vornado’s share of Toys’ negative FFO after income taxes will be treated as non-comparable in both periods.

Vornado records its proportionate share of Toys’ results based on purchase price accounting, which differs from Toys’ publicly reported historical accounting.  As required under purchase price accounting, Toys has recorded an additional $690,000,000 (of which Vornado’s share is $225,000,000) of intangible assets and goodwill which is net of prior quarter impairments that Vornado previously recorded.  Toys is evaluating these intangible assets and goodwill for possible impairment.  Depending upon the outcome of that evaluation, Vornado’s 32.6% share of Toys' third quarter net loss and negative FFO may increase.

Vornado’s carrying amount of its investment in Toys as of September 30, 2013 was $378,615,000.  After giving effect to the $130,851,000 net loss referred to above, Vornado’s carrying amount of its investment in Toys will be reduced to $247,764,000.

            In addition, as part of its periodic assessment of the carrying amount of its investment in Toys, Vornado may determine that its investment has been other than temporarily impaired.  The maximum amount of any such impairment would not exceed the then carrying amount of Vornado’s investment in Toys since Vornado does not guarantee any obligations of Toys and is not obligated to fund Toys with any additional equity. Any such impairment would result in a non-cash charge.

The business of Toys is highly seasonal; historically, Toys' fourth quarter net income accounts for more than 80% of its fiscal year net income.

Attached to this Current Report on Form 8-K as Exhibit 99.1 hereto is Vornado’s press release dated December 24, 2013.  Exhibit 99.1 is incorporated herein by reference to this Item 2.06 and Item 8.01.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from current estimates as a result of several factors, including general economic conditions in the markets in which Vornado and Toys “R” Us operate, and other risks described from time to time Vornado’s other filings with the Securities and Exchange Commission.

The forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, and neither Vornado nor Vornado Realty L.P. assumes any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Item 9.01. Financial Statements and Exhibits.

(d)          Exhibits.

               The following exhibits are being furnished as part of this Current Report on Form 8-K:

99.1     Vornado Realty Trust press release dated December 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY TRUST
(Registrant)

By:	/s/ Stephen W. Theriot
Name:	Stephen W. Theriot
Title:	Chief Financial Officer

Date: December 24, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P.
(Registrant)
By:	VORNADO REALTY TRUST,
Sole General Partner

By:	/s/ Stephen W. Theriot
Name:	Stephen W. Theriot
Title:	Chief Financial Officer

Date: December 24, 2013

Exhibit Index

99.1     Vornado Realty Trust press release dated December 24, 2013.